UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1800 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 25, 2003, we consummated a public offering of $135 million in aggregate principal amount of 8.75% Senior Subordinated Notes due 2013. On September 25, 2003, we also purchased all of the approximately $61 million in aggregate principal amount of our 9.50% Senior Subordinated Notes due 2007 tendered as of September 19, 2003 in response to our tender offer for such Notes. In addition, on that date we issued a notice of redemption with respect to the remaining approximately $64 million in aggregate principal amount of such Notes. Copies of our press releases regarding these events are being filed with this report. In addition, also filed with this report are definitive execution copies of the Indenture and First Supplemental Indenture, relating to the 8.75% Senior Subordinated Notes due 2013, the non-definitive forms of which were previously filed on Form 8-K on September 25, 2003.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of September 25, 2003 by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.2	First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 99.1	Press release regarding the closing of 8.75% Senior Subordinated Notes offering dated September 25, 2003, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release regarding the purchase and redemption of 9.50% Senior Subordinated Notes dated September 25, 2003, issued by Pinnacle Entertainment, Inc.

2

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Date: October 6, 2003

3

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of September 25, 2003 by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 4.2	First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among Pinnacle Entertainment, Inc., the guarantors named therein and The Bank of New York.

Exhibit 99.1	Press release regarding the closing of 8.75% Senior Subordinated Notes offering dated September 25, 2003, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release regarding the purchase and redemption of 9.50% Senior Subordinated Notes dated September 25, 2003, issued by Pinnacle Entertainment, Inc.

4